SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549



                                       FORM 8-K

                                    CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the Securities
                                 Exchange Act of 1934



                   Date of Report (Date of earliest event reported)

                                   December 1, 1994


                                  ASHLAND COAL, INC.
                (Exact name or registrant as specified in its charter)



               DELAWARE                 1-9993               61-0880012
          (State or other      (Commission file number)    (I.R.S.Employer
           jurisdiction of                               Identification No.)
           incorporation or
           organization)


               2205 FIFTH STREET ROAD, HUNTINGTON, WEST VIRGINIA  25701
               (Address of principal executive offices)        (Zip Code)



                   P.O. BOX 6300, HUNTINGTON, WEST VIRGINIA  25771
                                 (Mailing Address)        (Zip Code)



         Registrant's telephone number, including area code:  (304) 526-3333







          Item 5.   Other Events.

          Execution of Amended and Restated Revolving Credit Agreement

               Ashland Coal has executed  an Amended and Restated Revolving
          Credit Agreement which increases its available credit under the facility to $500 million from $180 million and enhances its financing flexibility by expanding its fixed and floating interest rate options. The facility was made effective November 15, 1994 and the first borrowing of $25 million was made under the facility on December 1, 1994. Bank of America Illinois, Morgan Guaranty Trust Company of New York, National Westminster Bank PLC, the First National Bank of Chicago and PNC Bank, National Association are agents under the Facility.

          Item 7.  Financial Statements and Exhibits

               The following exhibit is filed as a part of this report:

          4.1 Amended and Restated Credit Agreement dated as of November 15, 1994, among Ashland Coal, Inc., the Banks listed therein, and Bank of America Illinois, Morgan Guaranty Trust Company of New York, National Westminster Bank PLC, the First National Bank of Chicago and PNC Bank, National Association, as Agents.


                                      SIGNATURES

               Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             ASHLAND COAL, INC.
                                             (Registrant)

                                             By:  /s/  Roy F. Layman
                                                  Administrative Vice
                                                  President and Secretary


                                             Date:  December 2, 1994